Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380

PRESS RELEASE

Release Date:	February 27, 2007

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP DECLARES
STOCK DIVIDEND AND CASH DIVIDEND

Smithtown, NY, February 27, 2007 - The board of directors of Smithtown Bancorp (NASDAQ: SMTB) has declared a 10% stock dividend payable on April 2, 2007, to shareholders of record as of March 16, 2007. This will be the company’s sixth stock split or dividend during the past nine years.

The board also approved a cash dividend of $.04 per share payable to all common shareholders of record as of March 16, 2007. The cash dividend will also be paid on April 2, 2007.